SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2003

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337 Engelhard, North Carolina	27824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 925-9411

Item	7. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is being filed with this Report:

Exhibit No.	Exhibit Description

99	Copy of press release dated April 16, 2003

Item 9. Regulation FD Disclosure (Being furnished under both Item 9 and Item 12).

At Registrant’s annual meeting of shareholders held on April 16, 2003, Registrant announced its results of operations for the quarter ended March 31, 2003. A copy of Registrant’s press release issued following the annual meeting is attached as Exhibit 99 to this Report and is incorporated by reference into this Report.

Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Registrant’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC. (Registrant)

Date: April 16, 2003	By:	/s/ GARY M. ADAMS
Gary M. Adams Chief Financial Officer

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